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KPMG LLP


          4200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Advantus Series Fund, Inc.:

We consent to the use of our report dated February 7, 2003 incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" and "Service Providers -- Independent Auditors" in Part A and "Independent Auditors" and "Financial Statements" in Part B of the Registration Statement.


                                             KPMG LLP




Minneapolis, Minnesota
April 23, 2003